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                        CERTIFICATE OF AMENDMENT
                                OF THE
                       CERTIFICATE OF INCORPORATION
                                   OF
                      QUICKTURN DESIGN SYSTEMS, INC.

     Quickturn Design Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of the Article numbered "Fourth" in its present form and substituting therefor a new first paragraph of the Article numbered "Fourth" in the following form:

     "This corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred") and Common Stock ("Common"). The total number of shares of Preferred this corporation shall have authority to issue shall be 2,000,000, $.001 par value, and the total number of shares of Common which this corporation shall have the authority to issue shall be 40,000,000, $.001 par value."

     SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at an annual meeting of stockholders called and held upon notice in accordance with
Section 222 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Keith R. Lobo, its President and Chief Executive Officer, and attested by Raymond K. Ostby, its Vice President, Finance and Administration, Chief Financial Officer and Secretary, this 11th day of April 1997.

                                      QUICKTURN DESIGN SYSTEMS, INC.

                                      By: /s/ Keith R. Lobo
                                          -----------------------
                                          Keith R. Lobo
                                          President and Chief Executive Officer

ATTEST:

/s/ Raymond K. Ostby
-------------------------
Raymond K. Ostby
Vice President, Finance and Administration,
Chief Financial Officer and Secretary